UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

On December 31, 2013, Duke Energy Corporation (the “Corporation”), through a wholly-owned subsidiary, together with Alinda Telecom Investor I, L.P. and Alinda Telecom Investor II, L.P., completed the sale of 100% of their respective ownership interests in DukeNet Communications Holdings, LLC (“DukeNet”), a regional fiber optic network company, to Time Warner Cable Inc.  The agreement to sell DukeNet was previously disclosed by the Corporation in a Form 8-K dated October 7, 2013.

Following the repayment of existing DukeNet indebtedness at closing, transaction expenses and other purchase price adjustments, the Corporation’s cash proceeds from the sale of its 50% ownership interest in DukeNet totaled approximately $215 million.  The Corporation will treat the resulting gain as a special item, and will exclude it from its adjusted diluted earnings per share.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 6, 2014	By:	/s/Julia S. Janson
	Name:	Julia S. Janson

	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary